                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 7, 1998 included in this Registration Statement (Form N-1A Nos. 33-47031 and 811-06627) of Alliance Limited Maturity Government Fund.


                                       /s/ERNST & YOUNG LLP

New York, New York
October 27, 1998







































00250110.BA0